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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" and to the use of our report dated March 11, 1998 (except Note 10, as to which the date is September 28, 1998), in the Registration Statement Form S-1 and related Prospectus of Ticketmaster Online-CitySearch, Inc. dated December 2, 1998.

Our audit also included the financial statement schedule of CitySearch, Inc. listed in Item 16(b). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Los Angeles, California

December 1, 1998